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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-47303 of Projectavision, Inc. on Form S-3 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K of Projectavision, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
June 5, 1998